                                                                    EXHIBIT 99.7

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                             COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                               ASSETS

                                                                                     June 30,                     December 31,
                                                                                       1999                           1998
                                                                             -----------------------        ----------------------
Current assets:
      Cash                                                                              $         -                   $         -
      Accounts receivable (net of allowances of
         $121,507 and $101,396 respectively)                                                353,960                       329,102
      Inventories                                                                            18,436                        17,934
      Prepaid expenses and other current assets                                              12,253                         9,975
                                                                             -----------------------        ----------------------
            Total current assets                                                            384,649                       357,011

Goodwill and other intangibles, net                                                         493,467                       503,879
Property, plant and equipment, net                                                          208,730                       215,519
Other assets                                                                                 14,504                        35,862
                                                                             -----------------------        ----------------------

            Total assets                                                                $ 1,101,350                   $ 1,112,271
                                                                             =======================        ======================


                                                   LIABILITIES AND PARENT'S EQUITY

Current liabilities:
      Accounts payable                                                                   $   52,890                    $   39,152
      Current portion of long-term debt                                                       2,161                         2,160
      Accrued compensation and benefits                                                      27,405                        37,657
      Estimated out-of-network laboratory claims                                             51,136                             -
      Other current liabilities                                                              72,569                        45,644
                                                                             -----------------------        ----------------------
            Total current liabilities                                                       206,161                       124,613

Long-term debt                                                                               29,770                        32,902
Deferred income                                                                                 700                             -
Commitments and contingent liabilities
Parent's equity                                                                             864,719                       954,756
                                                                             -----------------------        ----------------------

            Total liabilities and Parent's equity                                       $ 1,101,350                    $1,112,271
                                                                             =======================        ======================



The accompanying notes are an integral part of the combined financial statements

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



                                                             Three Months Ended               Six Months Ended
                                                          ------------------------        -------------------------
                                                          June 30,        June 25,        June 30,         June 25,
                                                            1999            1998            1999             1998
                                                          --------        --------        --------         --------

Net revenues                                              $474,689        $384,194        $888,021         $730,707

Costs and expenses:
      Cost of services                                     349,122         266,410         644,415          501,761
      Provision for bad debts                               59,501          28,330          95,107           59,888
      Selling, general and administrative                   80,847          68,626         146,881          133,679
      Interest expense, net                                 11,364          11,759          22,673           23,017
      Amortization of goodwill and  intangibles              7,529           7,573          14,971           14,736
      Other expense (income), net                            1,712          (9,436)         (7,491)         (20,816)
                                                          --------        --------        --------         --------

Total costs and expenses                                   510,075         373,262         916,556          712,265
                                                          --------        --------        --------         -------

(Loss) income before taxes                                 (35,386)         10,932         (28,535)          18,442

Income tax expense                                         (12,054)          6,473          (7,214)          11,577
                                                          --------        --------        --------         --------

Net (loss) income                                         $(23,332)       $  4,459        $(21,321)        $  6,865
                                                          ========        ========        ========         ========

The accompanying notes are an integral part of the combined financial statements

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                COMBINED STATEMENTS OF CHANGES IN PARENT'S EQUITY
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)




                                                           June 30,                       June 25,
                                                             1999                           1998
                                                    -----------------------        -----------------------

  Balance, beginning of year                                    $ 954,756                       $ 977,949

  Net (loss) income                                               (21,321)                          6,865

  Net transfers to parent                                         (68,716)                        (14,866)
                                                    -----------------------        -----------------------

  Balance, end of period                                        $ 864,719                       $ 969,948
                                                    =======================        =======================

The accompanying notes are an integral part of the combined financial statements

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                                 Six Months Ended
                                                                                 --------------------------------------------------
                                                                                       June 30,                    June 25,
CASH FLOWS FROM OPERATING ACTIVITIES:                                                    1999                        1998
                                                                                 ----------------------     -----------------------

Net (loss) income                                                                        $    (21,321)               $      6,865
   Adjustments to reconcile net (loss) income to net
   Cash provided by operating activities:
      Depreciation and amortization                                                            31,523                      32,034
      Gain on sale of assets                                                                   (9,296)                    (13,909)
      Provisions for bad debts                                                                 95,107                      59,888
      Equity in undistributed earnings of affiliates                                             (495)                    ( 1,123)
      Changes in assets and liabilities:
           Increase in accounts receivable                                                   (119,965)                    (61,705)
           Increase in inventories                                                               (502)                       (581)
           (Increase) decrease in prepaid expenses and other current assets                    (2,278)                        879
           (Increase) decrease in other assets                                                     43                      (1,427)
           Increase in estimated out-of-network laboratory claims                              51,136                           -
           Increase (decrease) in accounts payable, accrued compensation
           and benefits and other current liabilities                                          30,211                      (1,070)
                                                                                 ----------------------     -----------------------

Net cash provided by operating activities                                                      54,163                      19,851
                                                                                 ----------------------     -----------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures                                                                          (17,170)                    (13,012)
Proceeds from sale of assets                                                                    2,044                         164
                                                                                 ----------------------     -----------------------

Net cash used in investing activities                                                         (15,126)                    (12,848)
                                                                                 ----------------------     -----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net transfers to Parent                                                                       (35,906)                    (14,866)
Repayment of long-term debt                                                                    (3,131)                     (1,056)
                                                                                 ----------------------     -----------------------

Net cash used in financing activities                                                         (39,037)                    (15,922)
                                                                                 ----------------------     -----------------------
Increase (decrease) in cash                                                                         -                      (8,919)
Cash, beginning of year                                                                             -                       8,919
                                                                                 ----------------------     -----------------------
Cash, end of period                                                                      $          -                $          -
                                                                                 ======================     =======================

Supplemental cash flow information:
   Cash paid for:
        Interest                                                                         $      1,096                $      1,204
   Non cash investing and financing activities:
          Stock received in exchange for assets                                          $     11,000                $     13,310
          Deferred income from sale of assets                                            $        900                $          -
          Investment in stock transferred to Parent                                      $     32,810                $          -

The accompanying notes are an integral part of the combined financial statements

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

SmithKline Beecham Clinical Laboratories, Inc. is a subsidiary of SmithKline Beecham Corporation ("SmithKline Beecham Corp"), itself an indirect subsidiary of SmithKline Beecham plc ("SmithKline Beecham plc" or the "Parent"), a public limited company incorporated in 1989 under the laws of England and Wales. The other entities combined in these financial statements are also indirectly owned subsidiaries of SmithKline Beecham plc.

The combined financial statements of SmithKline Beecham Clinical Laboratories, Inc., and certain related affiliates ("the Company"), include the accounts of the following:

-          SBCL Inc. (US)
-          SmithKline Beecham Clinical Laboratories Inc. (US)
-          The clinical laboratory operations of Fournex SA (Belgium)
- The clinical laboratory operations of SmithKline Beecham Laboratoires Pharmaceutiques SA (France)
- The clinical laboratory operations of SmithKline Beecham Capital BV (Netherlands)
-          The clinical laboratory operations of SmithKline Beecham plc (UK)

The combined financial statements reflect the assets and liabilities, results of operations and cash flows of the Company as if the Company had existed and operated as a separate business.

In the opinion of management, the accompanying interim combined financial statements contain all adjustments necessary, after the restatement discussed below, to present fairly the financial position of the Company as of June 30, 1999 and the results of operations and cash flows for the six months ended June 30, 1999 and June 25, 1998. All adjustments, except for an accrual for costs to provide free counseling and blood tests to certain patients (see Note 3), are normal and recurring in nature. The interim combined financial statements are unaudited and are subject to year-end adjustment. The results of operations for the interim period are not necessarily indicative of the results expected for the full year. These interim combined financial statements should be read in conjunction with the Company's audited combined financial statements as of December 31, 1998, and for the year then ended.

The Company's previously issued financial statements for the six months ended June 30, 1999 have been restated to properly reflect the provisions for bad debts, determination of net revenues and an accrual for a loss contract. The impact of these adjustments on the Company's financial results as originally reported is summarized below:

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)



                                         For the Three Months Ended                        For the Six Months Ended
                                                June 30, 1999                                   June 30, 1999
                               ------------------------------------------------ -----------------------------------------------
                                    As Previously                                    As Previously
                                      Reported                 As Restated             Reported                As Restated
                               ------------------------ ----------------------- ------------------------ ----------------------

Net revenues                   $            474,689     $           474,689     $           888,021      $           888,021
Total costs and expenses                    476,875                 510,075                 883,356                  916,556
Income (loss) before taxes                   (2,186)                (35,386)                  4,665                  (28,535)
Income tax expense                            1,226                 (12,054)                  6,066                   (7,214)
Net income (loss)                            (3,412)                (23,332)                 (1,401)                 (21,321)


PRINCIPLES OF COMBINATION

All significant intercompany accounts and transactions within the Company have been eliminated as part of the combination. Investments in companies which are 20-50 percent owned by the Company are accounted for using the equity method of accounting. All other investments are accounted for using the cost method.

FISCAL PERIOD

The Company operates on a calendar year basis for annual reporting purposes. For interim reporting purposes, the Company normally operates on a 13 week fiscal period that ends on the last Thursday of the calendar quarter. Due to a delay in the transaction with Quest Diagnostics Incorporated ("Quest") (see Note 5), the Company completed its second quarter of 1999 on June 30, 1999. As a result, there were 68 trading days in the second quarter of 1999 compared to 64 trading days in the second quarter of 1998.

ESTIMATED OUT-OF-NETWORK LABORATORY CLAIMS

The Company is a party to two full risk capitated agreements with managed care organizations (MCOs) to provide laboratory services to certain MCO members. These services are provided by the Company and by independent laboratories under terms of the agreements with the MCOs. Services under these arrangements are reimbursed by the MCOs at contractually established rates. Expenses incurred under these contracts are included in cost of services in the Company's combined statement of operations. The estimated liability for out-of-network laboratory claims outstanding is based upon an estimate of incurred but not reported claims. Methods used to determine the estimates are continually revised and any resulting adjustments are included in current operating results. The Company does not purchase reinsurance, as it retains the underwriting risk for all coverages under the contract.

(2)  OTHER EXPENSE (INCOME), NET

Other expense (income), net, is comprised primarily of gain on the sale of assets of $9,296 for the six months ended June 30, 1999, and gain on the sale of assets of $13,909 and income from a customer contract related settlement of $7,700 for the six months ended June 25, 1998.

(3)  CONTINGENT LIABILITIES

The Company is involved in various legal and administrative proceedings considered normal to its business, including suits claiming damages arising from the Company's services. The Company is also a party to legal proceedings with regard to environmental matters.

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

In 1996, the Company and the U.S. government and certain states reached a settlement with respect to the government's civil and administrative claims arising from an investigation by the Office of the Inspector General of the U.S. Department of Health and Human Services into the Company's billing and marketing practices. In connection therewith, certain affiliates of the Company paid the government $325 million which had been reserved in prior years.

The Company is also responding to claims and lawsuits from non-governmental parties, including private insurers, self-funded employer plans and patients, concerning similar practices as they may relate to amounts paid by those parties. The lawsuits include ten purported class actions filed in various jurisdictions in the United States and one non-class action complaint by a number of insurance companies that seek damages allegedly arising from payments they made for clinical laboratory testing services. The ten purported class actions have been consolidated into one complaint which has been consolidated with the insurers' suit, for pretrial proceedings, in the U.S. District Court for the District of Connecticut. On July 2, 1999, the District Court Judge presiding over the consolidated litigation granted, with certain exceptions, the Company's motions to dismiss (with prejudice) the insurance companies' second amended complaint, thereby dismissing all of the RICO claims pending against the Company as well as several of the other claims asserted in the litigation. Similar claims by several other individual third party payers have been settled. SmithKline Beecham plc has agreed to indemnify the Company for the after-tax expense of any similar such settlements entered into after December 31, 1998.

On March 22, 1999 the Company learned that an employee at a patient service center in Palo Alto, California had at times reused certain needles when drawing blood from patients. The phlebotomist was immediately suspended and thereafter dismissed. The Company is cooperating with local, state and federal health agencies to address public health issues arising from the employee's breach of standard medical practices and has offered free testing to approximately 15,300 patients whose blood may have been drawn by this phlebotomist to determine whether those patients have been exposed to hepatitis B, hepatitis C or HIV. A number of civil actions, including some purporting to be class actions, have been filed against the Company in federal and state courts in California on behalf of individuals who may have been affected by the phlebotomist's reuse of needles or other alleged improper practices. An initial provision for the estimated cost of the free counseling and follow-up blood tests for the affected patients has been included in cost of services in the Company's combined statement of operations for the six months ended June 30, 1999, but at this stage the total costs associated with this matter are not yet determinable. The stock and asset purchase agreement was amended to provide that SmithKline Beecham plc will indemnify Quest and the Company for the out-of-pocket costs of the counseling and testing, for liabilities arising out of the civil actions and for other losses arising out of the conduct of this employee, other than consequential damages.

Although the outcome of claims, legal proceedings and other matters in which the Company is involved cannot be predicted with any certainty, the Company does not expect that its ultimate liability for such matters, after taking into account provisions, tax benefits and insurance, to have a material adverse effect on its financial condition, results of operations or cash flows.

(4)  COMMITMENTS

The Company has financed two facilities with capital leases. In 2000, the capital leases on these facilities will expire, at which point the Company has three options: extend the leases for three years, at which point the Company is obligated to purchase the facilities, purchase the facilities or find a third party to purchase the facilities. If the last option is chosen, the Company is liable for any difference between the residual value and the fair market value if the residual value exceeds the fair value. The future minimum lease payments due under these leases is $27,928 as of June 30, 1999 (see Note 5).

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

SmithKline Beecham Clinical Laboratories, Inc. is a guarantor of debt related to the aforementioned capital leases. At December 31, 1998 total guaranteed debt outstanding approximated the Company's payables to the lessor.

(5)  SALE OF THE COMPANY

On February 9, 1999, SmithKline Beecham plc entered into an agreement to sell the Company to Quest Diagnostics in exchange for approximately $1 billion of cash and 12.6 million shares of Quest Diagnostics common stock, which will approximate 29.5% of Quest's Diagnostics' outstanding shares at closing. As part of the purchase agreement, various compensation plans will be altered. Also, as a result of the transaction with Quest Diagnostics, the future capital lease commitments may be accelerated due to change in control provisions of the lease agreements.

On August 16, 1999, Quest Diagnostics completed the acquisition of the Company from SmithKline Beecham plc for approximately $1.025 billion in cash and through the issuance of 12,564,336 shares of common stock of Quest Diagnostics. The agreement to sell the Company includes a provision for a purchase price adjustment. On October 11, 2000, SmithKline Beecham plc and Quest Diagnostics announced that they agreed to a reduction in the purchase price of $98.6 million.

(6)  SUBSEQUENT EVENTS

In July 1999, the Company extended, for three years, the lease of one of its facilities financed with a capital lease (see Note 4).

Also in July 1999, the Company obtained waivers of the change in control provisions of the lease agreements for the two facilities financed with capital leases (see Note 4). The provisions would have permitted the lessor to accelerate the future capital lease commitments as a result of the transaction with Quest (see Note 5).